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                                                                    Exhibit 23.6

                   [PricewaterhouseCoopers LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001 relating to the consolidated financial statements of Trenwick Group Ltd. as of and for the year ended December 31, 2000, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Trenwick Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 7, 2001 relating to the financial statement schedules for the year ended December 31, 2000, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
July 9, 2001